UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 2, 1999


                   PROFESSIONAL WRESTLING ALLIANCE CORPORATION
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
         (State or other jurisdiction of incorporation or organization)

          33-24108D                                     87-045382
          ---------                                     --------
    (Commission File Number)                (IRS Employer Identification Number)



                         C/O LELAND STRINGER, PRESIDENT
                                5353 NOBLE AVENUE
                           VAN NUYS, CALIFORNIA 91411
                    (Address of principal executive offices)
                                 (818) 986-7431
              (Registrant's telephone number, including area code)


                            JUTLAND ENTERPRISES, INC.
                          268 WEST 400 SOUTH, SUITE 300
                           SALT LAKE CITY, UTAH, 84101
                                 (801) 575-8073
             (Former name or address, if changed since last report)

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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

         On November 23, 1999, shareholders of The Professional Wrestling Alliance ("PWA") entered into a Stock Acquisition Agreement with the Registrant. Pursuant to the Agreement all of the shares of PWA are to be transferred to the Registrant in exchange for the transfer to the shareholders of 60,000,000 shares of the Registrant's common stock. Various payments of stock to consultants and others that worked to bring about this acquisition are under discussion and negotiation. These changes would result in the shareholders of PWA holding 60,000,000 shares of the common stock of Registrant or 92.74% of the outstanding shares of common stock. Hudson's holdings would total 2,246,000 or 3.47% of the outstanding shares of common stock, down from 57.7% prior to the change of control. Richard Surber's personal holding would remain at 800,000 shares and decrease his holdings to 1.23% No other shareholder would hold more than 4% of the outstanding stock after the exercise of the stated options.

         In exchange for the transfer to the shareholders of PWA, 100% ownership of PWA was transferred to the Registrant and PWA will function as a wholly owned subsidiary and be the principle operating entity of the Registrant. PWA held less than $10,000 in assets at the time of acquisition. PWA intends to promote and produce professional wrestling events, combining musical acts and professional wrestling matches for live audiences and television, including pay per view events.

         After the change in control new officers and directors were chosen for the Registrant as follows: Leland Stringer, President and director, Barry Vichnick, Vice-President and director, and Pamela Nissen, Treasurer, Secretary and director.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         As set forth in the attached Stock Acquisition Agreement the Registrant has acquired ownership of The Professional Wrestling Alliance, ("PWA") a Nevada corporation. PWA will function as a wholly owned subsidiary and be the principle operating entity of the Registrant. PWA held less than $10,000 in assets at the time of acquisition. PWA intends to promote and produce professional wrestling events, combining musical acts and professional wrestling matches for live audiences and television, including pay per view events. PWA has signed contracts to conduct events at the Oakland Alameda Coliseum on December 18, 1999 and at the Los Angeles Sports Arena on February 10, 2000. Celebrity ring announcers and commentary contracts have been signed with Paulie Shore, Tommy Chong, Paul Rodriguez and Lou Diamond Phillips. Contracts are also signed for the ten professional female wrestlers scheduled to appear at these events.

ITEM 5.           OTHER EVENTS

CHANGE OF NAME OF REGISTRANT

         Registrant, to reflect the change of control and the plan of operations for the company, has elected to change its name from Jutland Enterprises, Inc. to Professional Wrestling Alliance Corporation and remain a Delaware corporation. Its subsidiary corporation, a Nevada corporation "The Professional Wrestling Alliance", will be the primary operating entity for the Registrant.

AUTHORIZED SHARES OF COMMON STOCK OF REGISTRANT.

         On November 10, 1999, the Registrant by consent of its Majority shareholder, Hudson Consulting Group, Inc. ("Hudson") authorized the increase of the number of its authorized common shares to 200,000,000 from 50,000,000. This increase was taken to facilitate the transfer of control of the Registrant as reported below. Amendment to the Articles of Incorporation have been filed with the State of Delaware and the increase was made effective as of the registration.

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         The existing Directors approved the action of the majority  shareholder in increasing the number of authorized shares of common stock by resolution dated November 10, 1999.

ITEM 7:           FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibit are included:

         a) Stock Acquisition Agreement dated November 23. 1999, by and between Registrant and Leland L. Stringer, Barry Vichnick, Allen Nelson and Pamela Nissen, shareholders of The Professional Wrestling Alliance.

         b) Shareholder Consent to Action Without a Meeting for increasing the authorized number of common shares, dated November 10, 1999.

         c) State of Delaware Certificate of Amendment of Certificate of Incorporation to increase the authorized number of common shares to 200,000,000 and to change the name of the Registrant to Professional Wrestling Alliance Corporation.

         d) Unanimous Written Consent to Action Without a Meeting, Resolution of the Board of Directors appointing new officers and directors.

         e) Financial Statements to be filed with an amendment hereto within sixty (60) days.

         Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 1999

         Jutland Enterprises, Inc. - Professional Wrestling Alliance Corporation

                                BY:    /s/
                                   -------------------------------
                                   Name:    Leland Stringer
                                   Title:            President



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